SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

i2 TELECOM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

i2 TELECOM INTERNATIONAL, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1200 Abernathy Road, Suite 1800

Atlanta, Georgia 30328

February     , 2006

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of i2 Telecom International, Inc. (the “Company”). The Annual Meeting will be held on February    , 2006 at 10:00 a.m. at the Company’s executive offices located at 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328.

The actions we expect to take at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Also included with this letter is the Company’s Annual Report.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company’s securities on January 6, 2006, you are eligible to vote with respect to certain of these matters, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. Therefore, please complete, sign, date and return the accompanying proxy as promptly as possible. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Paul R. Arena
Chief Executive Officer and Chairman of the Board

i2 TELECOM INTERNATIONAL, INC.

1200 Abernathy Road, Suite 1800

Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of i2 Telecom International, Inc. will be held on Wednesday, February    , 2006, at 10:00 a.m. local time, at 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328 for the following purposes:

(1) to elect the following directors:

Paul R Arena

Audrey L. Braswell

James R. Rose

(2) to ratify the appointment of Freedman & Goldberg Certified Public Accounts, P.C. as the independent auditor for the 2006 fiscal year;

(3) to approve an amendment to our Articles of Incorporation increasing the number of shares of authorized Common Stock, no par value, from 100,000,000 to 250,000,000;

(4) to approve an amendment to our 2004 Stock Incentive Plan to increase the number of shares of Common Stock included in the plan from 10,000,000 to 15,000,000;

(5) to approve an amendment to our Certificate of Designation of Rights and Preferences of Preferred Stock Series D (to be voted on only by the holders of our Series D Preferred Stock);

(6) to approve an amendment to our Certificate of Designation of Rights and Preferences of Preferred Stock Series E (to be voted on only by the holders of our Series E Preferred Stock); and

(7) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on January 6, 2006 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please complete, date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors

Chairman of the Board of Directors
and Chief Executive Officer

Atlanta, Georgia

February     , 2006

i2 TELECOM INTERNATIONAL, INC.

1200 Abernathy Road, Suite 1800

Atlanta, Georgia 30328

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held February      , 2006

VOTING AND PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of i2 Telecom International, Inc., a Washington corporation (referred to as the “Company”, “we”, “our” or “us”) for use at our Annual Meeting of Stockholders to be held at 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328 on Wednesday, February     , 2006, at 10:00 a.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about February     , 2006.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Company’s Secretary at our principal executive offices located at 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328. The proxy may also be revoked by attending the meeting and voting in person. If it is not revoked, the proxy will be voted at the meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted FOR the approval of the proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights and Outstanding Shares

Common Shareholders

The Board of Directors has fixed January 6, 2006 as the record date (the “Record Date”) for determining holders of our Common Stock, no par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 63,727,198 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent. The Inspector of Election will also determine whether or not a quorum is present.

Directors are elected by a plurality of the votes cast in the election. In electing directors, no stockholder has cumulative voting rights. Pursuant to Washington law, abstentions and negative votes will have no legal effect, but will be counted as present for purposes of determining the existence of a quorum. If no specification is indicated, the shares will be voted “FOR” the election of the director-nominees named on the proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy is required to approve three of the five other proposals brought before the meeting. Shares which abstain from voting as to these matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

Series D and Series E Preferred Shareholders

Only holders of our Series D and Series E Preferred Stock, respectively, are entitled to vote on proposal number five and proposal number six. Holders of our Series D and Series E Preferred Stock are not entitled to vote on proposals one through four. As of the Record Date, we had 4,210 shares of Series D Preferred Stock and 800 shares of Series E Preferred Stock outstanding and entitled to vote. Each share of Series D and Series E Preferred Stock entitles the record holder to one vote. A majority of the shares of Series D Preferred Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum of the Series D Preferred Stock and a majority of the shares of Series E Preferred Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum of the Series E Preferred Stock. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum of the Series D and Series E Preferred Stock.

When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. Like the Common Stock, votes of Series D and Series E Preferred Stock cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election.

Solicitation

The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of securities held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of securities for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

i2 Telecom International, Inc.

Attn: Corporate Secretary

1200 Abernathy Road, Suite 1800

Atlanta, Georgia 30328

Telephone No.: (770) 512-7174

OVERVIEW OF PROPOSALS

This Proxy Statement includes four proposals requiring action by holders of our Common Stock, one proposal requiring action by the holders of our Series D Preferred Stock and one proposal requiring action by the holders of our Series E Preferred Stock. The proposals relate to:

•	the election of three directors;

•	the ratification of Freedman & Goldberg Certified Public Accounts, P.C. as our auditor for the fiscal year ending December 31, 2006;

•	the approval of an amendment to our Articles of Incorporation increasing the number of shares of our authorized Common Stock from 100,000,000 to 250,000,000;

•	the approval of an amendment to our 2004 Stock Incentive Plan to increase the number of shares available for awards from 10,000,000 to 15,000,000;

•	the approval of an amendment to our Certificate of Designation of Rights and Preferences of Preferred Stock Series D (to be voted on only by the holders of our Series D Preferred Stock); and

•	the approval of an amendment to our Certificate of Designation of Rights and Preferences of Preferred Stock Series E (to be voted on only by the holders of our Series E Preferred Stock).

The proposals are discussed in more detail below.

PROPOSALS

PROPOSAL #1	- ELECTION OF DIRECTORS

Three directors are to be elected to our Board of Directors at the Annual Meeting. The directors will hold office for a term of one-year. The Board of Directors has nominated Mr. Paul R. Arena, Dr. Audrey L. Braswell and Mr. James R. Rose. We expect that these nominees will be available for election, but if they are not, the proxies received from holders of our Common Stock will be voted for the election of other nominees to be designated by the Board of Directors to fill any such vacancies.

IDENTIFICATION OF THE BOARD OF DIRECTORS

Our Bylaws permit the Board of Directors to fix the number of its members so long as there is no less than one director and no more than nine directors. At present, the Board of Directors consists of three members. Information regarding the business experience of each nominee is provided below. There are no family relationships among our executive officers and directors. Our directors serve until the next annual meeting of our stockholders. Our Board of Directors does not currently have an audit committee, a nominating committee or a compensation committee or committees performing similar functions.

Paul R. Arena, Director Nominee

Director since February 2004

Age 47

Mr. Arena has served as our Chief Executive Officer, Chairman of the Board of Directors and Secretary since February 2004. Mr. Arena served as our Principal Financial Officer since November 2005 and as our President from September 2004 to April 2005. Mr. Arena founded i2 Telecom International, Inc., a Delaware corporation and our wholly-owned subsidiary, and served as its Chairman of the Board and Chief Executive Officer since its inception in February 2002. From April 2000 to the present, Mr. Arena has been Chairman and Chief Executive Officer of AIM Group, Inc., a holding company specializing in manufacturing materials for the wire and cable industry. In July 1994, Mr. Arena founded Cereus Technology Partners, Inc. (“Cereus”), a publicly traded technology company. Mr. Arena served in an executive capacity with Cereus and its predecessor companies, including as Chairman of the Board of Directors and Chief Executive Officer, from May 1991 to April 2000. From June 1990 to May 1991, Mr. Arena was a financial business consultant. From February 1988 to January 1990, he served as a Senior Vice President and partner of Gulfstream Financial Associates, Inc., a subsidiary of the Kemper Group.

Dr. Audrey L. Braswell, Director Nominee

Director since February 2002

Age 76

Dr. Braswell has served as a director of our subsidiary, i2 Telecom International, Inc., a Delaware corporation, since June 2004 and as our director since February 2002. Since 1974, Dr. Braswell has served as President and owner of Vista Pacifica Enterprises, Inc., an operator of several health care facilities in California. For the past 35 years, Dr. Braswell has been engaged in various levels of health, education, and social assistance activities. Dr. Braswell is also a real estate developer of residential, commercial and industrial properties.

James R. Rose, Director Nominee

Director since November 2005

Age 50

Mr. Rose was appointed Chief Technology Officer in April 2005 and has served as a Managing Director since September 2004. From 2002 to 2004, Mr. Rose was Partner/Consultant for RKP Steering Group, a corporate finance, operation, and strategic planning consulting firm focused exclusively on the telecommunications industry. From 2000 to 2002, Mr. Rose served as Executive Vice President, Chief Operating Officer and Chief Technology Officer – US and Europe, of Rapid Link Communications, a provider of Internet-based communications services. From 1998 to 2000, Mr. Rose served as Executive Vice President – Operations and Engineering, and Chief Operating Officer of LDI/NETnet/Word Access, a provider of telecommunications services in the U.S. and Europe. In 1998, Mr. Rose served as Vice President – Operations and Engineering of TotalTel Communications, Inc., a long distance provider to small to medium enterprises. From 1994 to 1998, Mr. Rose served as Director of Operations and Engineering of IXC Communications, Inc., a long-distance telecommunications company. Prior to his executive experience, Mr. Rose was part of engineering and operations teams at multiple communications companies including MCI Telecommunications, Inc.

Director Nomination Process

Our Board of Directors does not have a standing nominating committee or a charter governing the manner in which individuals are nominated to the Board. All of our Board members participate in the nominating process. With the exception of Dr. Braswell, no member of our Board of Directors is “independent”, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules, because our two remaining directors are also our employees.

The Board of Directors does not have a policy with regard to the consideration of candidates to the Board recommended by stockholders. The Board has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information. We have not received a nomination from any of our stockholders.

We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors. Because our Board is small, our goal is to achieve a balance among the members, so that the knowledge, experience and capabilities each brings to the group will complement the others. To this end, we seek nominees with an understanding of our business and industry, or with education or other business experience that can bring value to our operations. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election and two of our nominees are also our employees. Each nominee to our Board of Directors expressed a willingness to serve during the next fiscal year and, based on a review of his qualifications, each nominee was deemed to be a suitable candidate for nomination.

Communications With Members of our Board of Directors

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors in care of our address below:

i2 Telecom International, Inc.

1200 Abernathy Road, Suite 1800

Atlanta, Georgia 30328

If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

Meetings of the Board of Directors and Information about Committees

There were no formally called meetings of the Board of Directors during the 2005 fiscal year although the Board of Directors met telephonically 15 times during the 2005 fiscal year and took action 12 times by written consent.

Our last Annual Meeting was held on June 3, 2004. With the exception of Robert F. Hussey and Bernard R. Kossar, all of the directors who were members of the Board of Directors during the 2004 fiscal year attended the 2004 Annual Meeting. We have no policy with regard to the attendance by Board members at our Annual Meetings.

Our Board of Directors does not currently have a nominating committee, an audit committee or a compensation committee. No person serving as a director qualifies as an “audit committee financial expert”, as defined by the Sarbanes Oxley Act of 2002 and the regulations promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract a candidate with the qualifications of an audit committee financial expert who would agree to provide those services to us.

Recommendation of the Board of Directors

The Board of Directors recommends that holders of its Common Stock vote “for” the election of the nominees to the Board of Directors.

PROPOSAL #2 -	RATIFICATION OF FREEDMAN & GOLDBERG CERTIFIED PUBLIC ACCOUNTS, P.C. AS OUR INDEPENDENT AUDITOR FOR 2006

The Board of Directors requests that the holders of Common Stock ratify its selection of Freedman & Goldberg Certified Public Accounts, P.C. as our independent auditor for the next fiscal year.

Changes in Independent Public Accountants

On April 23, 2004, we dismissed Killman, Murrell & Company P.C. as our independent certified public accountants. Our Board of Directors participated in and approved the decision to change independent accountants.

The report of Killman, Murrell & Company P.C. on the consolidated financial statements for the year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle except that such report contained an explanatory paragraph regarding uncertainty as to our ability to continue as a going concern.

In connection with our audit for the year ended December 31, 2003 and through April 23, 2004, there were no disagreements with Killman, Murrell & Company P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Killman, Murrell & Company P.C., would have caused it to make reference thereto in its report on the consolidated financial statements for such year.

During the year ended December 31, 2003 and through April 23, 2004, there were no reportable events (as defined in Item 304 (a) (1) (iv) of Regulation S-B).

We engaged Freedman & Goldberg Certified Public Accountants, P.C. as our new independent auditor as of April 23, 2004. Prior to this engagement, we did not consult with Freedman & Goldberg Certified Public Accountants, P.C. on the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered on our financial statements and no written or oral advice was provided to us by Freedman & Goldberg Certified Public Accountants, P.C.

Disclosure of Fees Billed by our Auditor

The following table sets forth fees billed to us by Freedman & Goldberg Certified Public Accountants, P.C. during the fiscal year ended December 31, 2005 and fees billed to us by Freedman & Goldberg Certified Public Accountants, P.C. and Killman, Murrell & Company P.C. during the fiscal year ended December 31, 2004 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by Freedman & Goldberg Certified Public Accountants, P.C. or Killman, Murrell & Company P.C. that were reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

		December 31, 2005	December 31, 2004
(i)	Audit Fees	$59,573	$66,912
(ii)	Audit Related Fees	$2,414	$0
(iii)	Tax Fees	$9,619	$2,694
(iv)	All Other Fees	$3,220	$0

Recommendation of the Board of Directors

The Board of Directors recommends that holders of its Common Stock vote “for” the ratification of Freedman & Goldberg Certified Public Accountants, P.C. as our independent auditor for the 2006 fiscal year.

PROPOSAL #3 –	TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 100,000,000 TO 250,000,000

On December 12, 2005 our Board of Directors adopted and approved an amendment to our Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares, which is referred to as the “Authorized Shares Amendment.” The text of the Authorized Shares Amendment is attached to this Proxy Statement as Attachment 1. We had 63,727,198 shares of Common Stock issued and outstanding as of the Record Date and 36,272,802 shares of Common Stock available for issuance.

The Authorized Shares Amendment will be implemented by filing it with the Secretary of State of Washington. Once we file the Authorized Shares Amendment, we will have 186,272,802 shares of authorized but unissued Common Stock available for issuance.

Reason for the Authorized Shares Amendment

The following description of the transaction with Cornell Capital Partners, LP (referred to in this discussion as “Cornell”) is qualified in its entirety by the full text of the various agreements signed by us and by Cornell. Copies of these documents were filed with the Securities and Exchange Commission on January 12, 2006 and January 19, 2006 as exhibits to our Current Report on Form 8-K and the first amendment to our Current Report on Form 8-K.

On January 9, 2006 we closed a financing transaction in which we sold 10% secured convertible debentures to Cornell to raise $1,750,000. The debentures mature on January 9, 2009. Cornell may convert the debentures to our Common Stock from time-to-time. If Cornell were to convert the debentures to Common Stock, the number of shares to be issued would be computed by determining the lesser of (i) 95% of the lowest volume weighted average price of our Common Stock as quoted by Bloomberg, LP for the 30 trading days immediately preceding the conversion date, or (ii) $0.10. In the event that the volume weighted average price of our Common Stock as quoted by Bloomberg LP for the 30 trading days immediately preceding the conversion date is less than $0.04, then Cornell may not, without our consent, convert more than $200,000 of principal and interest due and outstanding in any 30 day period.

We granted Cornell a security interest in our assets to secure repayment of the debentures. We also entered into a Pledge and Escrow Agreement with Cornell whereby we agreed to pledge 100,000,000 shares of our Common Stock until all of our obligations under the debentures have been satisfied. Of this amount, we pledged 26,887,667 shares on the date that the transaction closed. We must provide an additional 73,112,333 shares to satisfy our obligation under the Pledge and Escrow Agreement. So long as full payment of all amounts due to Cornell under the debentures are paid in full and repaid in accordance with the terms of the debentures, or upon the termination or expiration of the Pledge and Escrow Agreement, these shares of Common Stock will be returned to us. As part of the Pledge and Escrow Agreement, Cornell agreed that it will not have the right to vote the pledged shares of Common Stock unless an event of default occurs. An event of default includes, but is not limited to,

•	our failure to pay the debentures as required,

•	our failure to observe or perform any other covenant, agreement or warranty contained in, or any breach or default of any provision of, the debenture,

•	initiating a proceeding (or having a proceeding initiated against us) under the federal bankruptcy law or under any state insolvency or debtor law,

•	a default on any obligation of ours that exceeds the amount of $250,000,

•	the failure of our Common Stock to be traded on the OTCBB, on a national market or on the Nasdaq Capital Market or National Market and

•	our failure to file a registration statement in accordance with the terms of our agreement with Cornell.

Because no event of default has yet occurred, Cornell has given us a proxy to vote the pledged shares.

We also issued a warrant to Cornell for the purchase of 7,150,000 shares of our Common Stock. The warrant has a term of three years and the exercise price is $0.07 per share. If an event of default occurs, Cornell may exercise the warrant by subtracting the product of the total number of shares being exercised times the warrant exercise price (on the date of exercise) from the total number of shares being exercised times the closing bid price (on the date of exercise) and dividing the difference by the closing bid price (on the date of exercise).

As part of the transaction with Cornell, we agreed to ask our stockholders to increase the number of shares of Common Stock we have authorized from 100,000,000 shares to 250,000,000 shares. If we do not increase our authorized shares of Common Stock, we will not have enough stock to satisfy the pledge nor would we have enough shares available if Cornell and all the other holders of options, warrants or convertible securities exercised their rights to purchase our Common Stock.

A portion of the unissued shares of Common Stock will be used to satisfy the pledge to Cornell. The remaining unissued shares of Common Stock will be available in the event that holders of options, warrants (including Cornell) or convertible securities (such as holders of our Series D and Series E Preferred Stock) want to exercise their rights to purchase their option or warrant shares or to convert their preferred stock into Common Stock. If all of the holders of options, warrants and convertible preferred stock exercised their rights to purchase shares of our Common Stock or convert their shares of preferred stock to Common Stock, we would be required to issue an additional 60,887,566 shares of Common Stock. The unissued shares may also be issued in the future in connection with other financing transactions or acquisition transactions, the issuance of shares in connection with stock splits or stock dividends and the issuance or reservation of Common Stock for equity awards to employees, officers, and directors. Other than the shares that must be issued to satisfy the pledge, we have no current plans to issue additional shares of Common Stock.

The Authorized Shares Amendment was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise. As of the date of this Proxy Statement, our Articles of Incorporation and our bylaws contain no provisions having an anti-takeover effect, the adoption of the Authorized Shares Amendment is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

Effect of the Debenture Financing on our Stockholders

The Common Stock that we issue to Cornell, either as payment of the debentures or upon exercise of the warrant, will dilute the percentage ownership of our existing stockholders. Furthermore, we have agreed to register the Common Stock that Cornell will receive in the debenture transaction. This will permit Cornell to sell the shares of Common Stock in the public market at any time, so long as the registration statement is effective and the prospectus is current. The sales made by Cornell may have a depressive effect on the price of our Common Stock.

Other Effects of the Proposal

The Authorized Shares Amendment will permit our Board of Directors to authorize the issuance of shares without the necessity and related costs and delays of obtaining approval of our stockholders. By increasing the number of shares of Common Stock authorized, even if all the holders of derivative and convertible securities exercised their rights to acquire our Common Stock, we will still have shares available to issue as compensation, for example, or in connection with an acquisition.

In general, however, the availability of additional authorized and unissued shares of Common Stock can make any attempt to gain control of a corporation more difficult, costly or time consuming and the availability of additional authorized and unissued shares might make it more difficult to remove management because shares of Common Stock could be issued by us to dilute the percentage of Common Stock owned by a significant stockholder and increase the number of voting shares necessary to acquire control or to meet the voting requirements imposed by Washington law with respect to a merger or other business combination. Section 23B. 10.030 of the Washington Business Corporation Act

Section 23B. 10.030 of the Washington Business Corporation Act permits the amendment of a corporation’s articles of incorporation to allow for an increase of the aggregate number of authorized shares of a class so long as the proposed amendment is approved by at least a majority of the voting group comprising all the votes entitled to be cast.

Effective Date

The Authorized Shares Amendment will become effective upon the filing with the Washington Secretary of State.

Recommendation of the Board of Directors

The Board of Directors recommends that the holders of our Common Stock vote “for” adoption of the Authorized Shares Amendment to increase our authorized shares of Common Stock to 250,000,000.

PROPOSAL #4 –	TO APPROVE AN AMENDMENT TO OUR 2004 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK INCLUDED IN THE PLAN FROM 10,000,000 TO 15,000,000

The following discussion is qualified in its entirety by the full text of the i2 Telecom International, Inc. 2004 Stock Incentive Plan (the “Plan”).

On April 23, 2004 our Board of Directors adopted and on June 3, 2004 our stockholders approved the Plan. The Plan has a term of 10 years and is administered by our Board of Directors or a committee of the Board (collectively referred to as the “Committee”). If a committee of the Board administers the Plan, the committee must be composed of two or more members of the Board who are “non-employee directors.”

Pursuant to the Plan, the Committee may grant to eligible recipients, which include all employees, non-employee directors, consultants and independent contractors, awards of options (which may be qualified or non-qualified), Restricted Stock or Bonus Stock. Restricted Stock is an award of Common Stock that is subject to conditions or terms such as vesting, continuous employment or service for a period of time, or the satisfaction of designated performance goals or criteria. An award of a Stock Bonus is an immediately available award of Common Stock.

Awards of options have varying terms, but no option that has been granted will expire in less than three years nor in more than 10 years from the date of grant. The price for each share of Common Stock purchased pursuant to the options is determined by the Committee on the date of grant. If an option is designated as an incentive stock option, the exercise price per share is the fair market value of our Common Stock on the date of grant. Payment for stock options must be made with cash although the Committee, in its sole discretion, may allow payment to be made (in whole or in part) by the tender of previously acquired shares, a promissory note, through a broker’s sale, or with any combination of the foregoing, with or without the payment of cash.

If a recipient’s employment or other service is terminated by reason of death, disability or retirement, outstanding options held by the recipient will become immediately exercisable and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of the option), all Restricted Stock awards will become fully vested and all Stock Bonuses will vest or continue to vest as determined by the Committee or as governed by the Stock Bonus agreement. If the recipient’s employment or service is terminated for reasons other than death, disability or retirement, any agreement evidencing an award will be immediately terminated and any options, Restricted Stock awards and Stock Bonuses that have not vested will terminate without vesting. So long as the recipient’s termination was not for “cause”, as defined in the Plan, any vested options shall be exercisable for a period of three months after the date of termination (but in no event after the expiration of the option). The Committee may, in its discretion, extend the recipient’s rights relating to the vesting and exercise of awards after the recipient’s termination date.

In the event of a change in control, as defined in the Plan, provided that the award does not say otherwise, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, irrespective of the recipient’s employment status, all outstanding Restricted Stock awards will become immediately vested and non-forfeitable and all outstanding Stock Bonuses will vest or continue to vest in the manner determined by the Committee and set forth in the agreements evidencing the awards.

A recipient of an incentive stock option will recognize no income upon grant of the option and incur no tax on its exercise (unless the recipient is subject to the alternative minimum tax). If the recipient holds the stock acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the recipient.

A recipient will not recognize any taxable income at the time a non-qualified stock option is granted. However, upon exercise of a non-qualified stock option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient’s exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

There is no tax consequence to I2 Telecom International, Inc. as a result of either the grant or the vesting of non-qualified stock options. There is also no tax consequence to i2 Telecom International, Inc. as a result of either the grant or the vesting of incentive stock options. However, if an employee fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), i2 Telecom International, Inc. would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option. i2 Telecom International, Inc. is required to withhold FICA, Medicare and federal income taxes from both employees and former employees upon disqualified dispositions of incentive stock options. i2 Telecom International, Inc. is also subject to FICA, Medicare and FUTA on the amounts that are deemed to be wages.

The following table sets forth, as of December 31, 2005, the number of securities to be issued upon exercise of outstanding options, the weighted average exercise price of the outstanding options and the number of securities remaining available for future issuance under the Plan. On the Record Date, the price of our Common Stock was $0.08.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a) I)
Shareholder Approved	5,670,086	$0.30	4,329,914
Not Approved by Shareholders	N/A	N/A	N/A

10,000,000 shares of our Common Stock were originally set aside for grants made under the Plan. As of the Record Date, we had issued options to employees to purchase a total of 5,670,086 shares of our Common Stock. The following table sets forth, as of the Record Date, the number of options received or to be received by each of our executive officers (our Chief Executive Officer who is also the Principal Financial Officer and our Chief Technology Officer), all current executive officers as a group, all current directors who are not executive officers as a group, each associate of any such director or executive officer and each person who received or will receive 5% of the option awards made or to be made and all employees, including our current officers who are not executive officers, as a group:

Number of Options Received or To Be Received
Paul R. Arena, Chief Executive Officer and Director	1,384,124
James R. Rose, Chief Technology Officer	853,714
All current executive officers, as a group	2,237,839
All current directors who are not executive officers, as a group	75,000
Associates of any director or executive officer	N/A
Any person (other than those named above) who has received or will receive 5% of the option awards made or to be made to all employees, including officers who are not named above	N/A

Recommendation of the Board of Directors

The Board of Directors recommends that holders of our Common Stock vote “for” amending our 2004 Stock Incentive Plan to increase the number of shares included therein to 15,000,000.

Proposal #5	Amendment to the Certificate of Designations of the Rights and Preferences of our Series D Preferred Stock

Only holders of our Series D Preferred Stock will vote on the following proposal. As of the Record Date, we had 11 holders of Series D Preferred Stock. The proposal, if approved, may affect the rights of holders of our Common Stock.

Series D Preferred Stock

The discussion below is only a brief description of certain preferences, rights and privileges of our Series D Preferred Stock. It does not discuss all of the preferences, rights and privileges of our Series D Preferred Stock, which are included in the Certificate of Designations of Rights and Preferences of Preferred Stock Series D (referred to in this discussion as the “Preferred D Certificate of Designations”), which was filed with the Secretary of State of Washington on August 10, 2004. This discussion is qualified in its entirety by the full text of the Preferred D Certificate of Designations.

On August 9, 2004 our Board of Directors approved the Preferred D Certificate of Designations. We authorized 10,000 shares of Series D Preferred Stock and we currently have outstanding 4,210 shares. With respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up, our Common Stock is of junior rank to the Series D Preferred Stock, while our Series E Preferred Stock is of equal rank to the Series D Preferred Stock.

Holders of Series D Preferred Stock do not have voting rights, except as otherwise set forth in the Preferred D Certificate of Designations and the Washington Business Corporation Act. The Preferred D Certificate of Designations requires the affirmative vote of the holders of not less than a majority of the Series D Preferred Stock to make any change to the Preferred D Certificate of Designations or our Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Stock.

Holders of Series D Preferred Stock are entitled to receive quarterly dividends as follows:

•	7% per year during the period beginning with the issue date and ending on the first anniversary of the issue date, 8% per year during the period beginning after the first anniversary of the issue date and ending on the second anniversary of the issue date, and 9% per year during the period after the second anniversary of the issue date until the third anniversary of the issue date, which is referred to in this discussion as the “Maturity Date”.

Accrued and unpaid dividends bear interest at the rate of 13% per year from the dividend date until paid in full.

Holders of the Series D Preferred Stock may convert their shares to Common Stock at any time. If holders of the Series D Preferred Stock do not convert all of the Series D Preferred Stock outstanding by the Maturity Date, we must either convert the outstanding Series D Preferred Stock or redeem it for the Conversion Amount, which is defined below.

The shares of Series D Preferred Stock are converted to shares of our Common Stock pursuant to a formula stated as the Conversion Amount divided by the Conversion Price. The definition of the Conversion Amount is (i) the sum of all accrued dividends plus the product of the result of the following formula: (dividend rate)(number of days from the last dividend date/365) and $1,000 plus (ii) $1,000. The definition of the Conversion Price is either (i) $0.80 (the “Standard Conversion Price”) or (ii) 90% of the average of the weighted average price of the Common Stock on each trading day during the 10 consecutive trading days ending on the trading day preceding the date which is the third anniversary from the issuance date (referred to in this discussion as the “Maturity Conversion Price”) or (iii) the lesser of the Standard Conversion Price and the Maturity Conversion Price. The Conversion Price that will be used depends on the date that the Series D Preferred Stock is converted and whether we have redeemed the Series D Preferred Stock as required by the Preferred D Certificate of Designations. The Standard Conversion Price will be used to determine the number of shares of Common Stock to be issued for any conversion made before the Maturity Date. The Maturity Conversion Price will be used to determine the number of shares of Common Stock to be issued for any conversion made after the Maturity Date or as a result of mandatory redemption, so long as we have paid any and all required dividend payments (including default interest). If, as of any conversion date, we have failed to timely pay any and all dividend payments, the Conversion Price will be the lesser of the Standard Conversion Price and the Maturity Conversion Price.

The Conversion Price is subject to adjustment if we issue or sell shares of our Common Stock for a consideration per share that is less than a price equal to the Standard Conversion Price in effect immediately prior to such issuance or sale. For purposes of this adjustment, the issuance of options and convertible securities and any change in the option price or rate of conversion is deemed to be a sale or issuance of our Common Stock. In this discussion, these rights are collectively referred to as the “Series D Anti-Dilution Rights”.

Amendment to Series D Preferred Stock

On December 9, 2005 our Board of Directors unanimously agreed to amend the Preferred D Certificate of Designations in the following manner:

•	the definition of “Standard Conversion Price” in section 2(a)(xxx) has been reduced from $0.80 to $0.20, the terms of the conversion included in section 2(b) have been expanded so that the Series D Preferred Stock is converted to shares of Common Stock at the Conversion Rate if the weighted average price of our Common Stock is equal to or exceeds $0.40 for a period of 20 consecutive trading days, and the Series D Anti-Dilution Rights set forth in section 2(f) have been deleted.

A copy of the proposed Amendment to the Preferred D Certificate of Designations is attached to this Proxy Statement as Attachment 2.

Reasons for the Modification to the Preferred D Certificate of Designations

We are asking the holders of our Series D Preferred Stock to give up the Series D Anti-Dilution Rights because these rights make it difficult to raise money from institutional investors due to their dilutive effect. We also want to be able to retire the Series D Preferred Stock prior to our right to redeem it. We believe that reducing the Standard Conversion Price provides an incentive to the holders of our Series D Preferred Stock to approve a mandatory conversion if the market value of our Common Stock equals or exceeds twice the Standard Conversion Price.

Effect of Modification to the Preferred D Certificate of Designations

The decrease in the Standard Conversion Price will increase the number of shares of Common Stock being issued to holders of our Series D Preferred Stock as a result of conversion before the Maturity Date or conversion after the Maturity Date, if we failed to timely pay any and all dividend payments. This will result in significant dilution to holders of our Common Stock.

Our Series D Preferred Stock will be converted to shares of Common Stock if the price of our Common Stock is equal to or exceeds $0.40 for a period of 20 consecutive trading days. This will deprive the holders of our Series D Preferred Stock of the right to mandatory redemption. The mandatory conversion that will result from the change to section 2(b) will also have a dilutive effect on the holders of our Common Stock.

By deleting section 2(f) of the Preferred D Certificate of Designations, the holders of our Series D Preferred Stock will no longer have the Series D Anti-Dilution Rights.

Recommendation of the Board of Directors

The Board of Directors recommends that the holders of the Series D Preferred Stock vote “for” amending the Preferred D Certificate of Designations.

Proposal #6 Amendment to the Certificate of Designations of the Rights and Preferences of our Series E Preferred Stock

Only holders of Series E Preferred Stock will vote on the following proposal. As of the Record Date, we had one holder of Series E Preferred Stock. The proposal, if approved, may affect the rights of holders of our Common Stock.

Series E Preferred Stock

The discussion below is only a brief description of certain preferences, rights and privileges of our Series E Preferred Stock. It does not discuss all of the preferences, rights and privileges of our Series E Preferred Stock, which are included in the Certificate of Designations of Rights and Preferences of Preferred Stock Series E (referred to in this discussion as the “Preferred E Certificate of Designations”), which was filed with the Secretary of State of Washington on November 18, 2005. This discussion is qualified in its entirety by the full text of the Preferred E Certificate of Designations.

On July 11, 2005 our Board of Directors approved the Preferred E Certificate of Designations. We authorized 10,000 shares of Series E Preferred Stock and we currently have outstanding 800 shares. With respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up, our Common Stock is of junior rank to the Series E Preferred Stock, while our Series D Preferred Stock is of equal rank to the Series E Preferred Stock.

Holders of Series E Preferred Stock do not have voting rights, except as otherwise set forth in the Preferred E Certificate of Designations and the Washington Business Corporation Act. The Preferred E Certificate of Designations requires the affirmative vote of the holders of not less than a majority of the Series E Preferred Stock to make any change to the Preferred E Certificate of Designations or our Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series E Preferred Stock.

The Series E Preferred Stock accrues dividends quarterly at the rate of 3% per year.

Holders of Series E Preferred Stock may convert their shares to Common Stock at any time. If all of the Series E Preferred Stock outstanding is not converted by the third anniversary of the issue date (the “Maturity Date”), we must redeem the outstanding shares for an amount in cash equal to the redemption price, which is not defined.

The shares of Series E Preferred Stock are converted to shares of our Common Stock pursuant to a formula stated as the Conversion Amount divided by the Conversion Price. The definition of the Conversion Amount is (i) the sum of all accrued dividends plus the product of the result of the following formula: (dividend rate)(number of days from the last dividend date/365) and $1,000 plus (ii) $1,000. The definition of the Conversion Price is $0.40 (the “Conversion Price”).

The Conversion Price is subject to adjustment if we issue or sell shares of our Common Stock for a consideration per share that is less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale. For purposes of this adjustment, the issuance of options and convertible securities and any change in the option price or rate of conversion is deemed to be a sale or issuance of our Common Stock. In this discussion, these rights are collectively referred to as the “Series E Anti-Dilution Rights”.

Amendment to Series E Preferred Stock

On December 9, 2005 our Board of Directors unanimously agreed to amend the Preferred E Certificate of Designations in the following manner:

•	the definition of “Conversion Price” in section 2(j) has been reduced from $0.40 to $0.20, the terms of the conversion included in section 3(a) have been expanded so that the Series E Preferred Stock is converted to Common Stock at the Conversion Rate if the weighted average price of our Common Stock is equal to or exceeds $0.40 for a period of 20 consecutive trading days, and the Series E Anti-Dilution Rights set forth in section 3(e)(i) have been deleted.

A copy of the proposed Amendment to the Preferred E Certificate of Designations is attached to this Proxy Statement as Attachment 3.

Reasons for the Modification to the Preferred E Certificate of Designations

We are asking the holders of our Series E Preferred Stock to give up the Series E Anti-Dilution Rights because these rights make it difficult to raise money from institutional investors due to their dilutive effect. We also want to be able to retire the Series E Preferred Stock prior to being required to redeem it. Redeeming the Series E Preferred Stock will require us to use cash for this purpose rather than for operations. We believe that reducing the Conversion Price provides an incentive to the holders of our Series E Preferred Stock to approve a mandatory conversion if the market value of our Common Stock equals or exceeds twice the Conversion Price.

Effect of Modification to the Preferred E Certificate of Designations

The decrease in the definition of the Conversion Price will increase the number of shares of Common Stock being issued to holders of our Series E Preferred Stock when these holders convert their Series E Preferred Stock to Common Stock. This will result in significant dilution to holders of our Common Stock.

The Series E Preferred Stock will be converted to shares of Common Stock if the price of our Common Stock is equal to or exceeds $0.40 for a period of 20 consecutive trading days. This will deprive the holders of our Series E Preferred Stock of the right to mandatory redemption. If our Series E Preferred Stock is converted to Common Stock as a result of this change, it, also, will have a dilutive effect on the holders of our Common Stock.

By deleting section 3(e)(i) of the Preferred E Certificate of Designations, the holders of our Series E Preferred Stock will no longer have the Series E Anti-Dilution Rights.

Recommendation of the Board of Directors

The Board of Directors recommends that the holders of the Series E Preferred Stock vote “for” amending the Preferred E Certificate of Designations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Other than Mr. Paul R. Arena, our Chief Executive Officer, Principal Financial Officer and Chairman of the Board of Directors, Dr. Audrey L. Braswell, a director, Bernard R. Kossar, a former director, and Hubert G. Phipps, a former director, as of the Record Date we know of no individuals that owned more than 5% of our Common Stock.

The following table sets forth, as of the Record Date, information with respect to the shares of Common Stock beneficially owned by (i) each director and nominee; (ii) each person (other than a person who is also a director and/or a nominee) who is an executive officer named in the Summary Compensation Table below; and (iii) all executive officers and directors as a group. The term “executive officer” is defined as the Chief Executive Officer/Principal Financial Officer and the Chief Technology Officer and any other person who performs similar policy making functions for the Company.

Title of Class	Name(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Common Stock	Paul R. Arena, Executive Officer and Director	4,789,125	12.15%
Common Stock	James R. Rose, Executive Officer and Director	353,714	*
Common Stock	Dr. Audrey L Braswell, Director	2,661,055	6.96%
Common Stock	Bernard R. Kossar, 5% holder	4,479,688	11.25%
Common Stock	Hubert G. Phipps, 5% holder	4,185,210	10.83%
All Current Directors and Executive Officers as a Group (3 persons)		7,803,894	19.49

1.	* Less than 1%.

(1)	The business address of each person named is I/o i2 Telecom International, Inc., 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328.

(2)	Based on 63,727,198 shares of Common Stock outstanding on the transfer records as of January 6, 2006.

(3)	Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

COMPENSATION OF DIRECTORS

Our bylaws permit us to compensate our directors upon resolution of the Board of Directors. Directors are permitted to receive a stated salary or a fixed sum plus expenses for attendance at each meeting. Our three directors have not received cash compensation for their services as directors during the last fiscal year. During the 2005 fiscal year, our Board of Directors awarded Dr. Braswell an option to purchase 75,000 shares of our Common Stock at an exercise price of $0.80 per share as compensation for service rendered to the Board. The option will expire on September 12, 2008.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our Common Stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2005 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements with the exception of the following:

Name of Filer	Form	Description
Paul R. Arena	4	On July 7, 2005 a warrant for the purchase of 39,062 shares of Common Stock was issued to Mr. Arena in exchange for a loan of $75,000 he made to us. The exercise price is $0.96 per share and the warrant expiration date is July 7, 2008. Mr. Arena failed to file a Form 4 reporting this transaction.

Audrey L. Braswell	4	On November 1, 2004 Dr. Braswell exercised an option to purchase 99,657 shares of Common Stock pursuant to an option granted to him on November 1, 2003. The exercise price was $0.301 per share. This transaction was reported on March 24, 2005.

	4	On August 30, 2005 we issued a warrant to Dr. Braswell in connection with a loan he made to us. The warrant allows Dr. Braswell to purchase 25,000 shares of our Common Stock at a price of $0.40 per share and has a term of three years. The issuance of the warrant was reported on September 14, 2005.

	4	On November 3, 2005 we issued a warrant to Braswell Enterprises, LP, (“BELP”) in connection with a loan he made to us. The warrant allows BELP to purchase 125,000 shares of our Common Stock at a price of $0.20 per share and has a term of three years. Mr. Braswell failed to file a Form 4 reporting this transaction.

Hubert Phipps (former director)	4	On June 28, 2005 we issued a warrant to Mr. Phipps in connection with a loan he made to us. The warrant allows Mr. Phipps to purchase 26,042 shares of our Common Stock at a price of $0.96 per share and has a term of three years. The issuance of the warrant was reported on July 1, 2005, rather than by June 30, 2005.

	4	On September 12, 2005 we issued a stock option to Mr. Phipps that permits him to purchase 75,000 shares of our Common Stock at a price of $0.80 per share. The option has a term of three years. The issuance of the option was reported on September 15, 2005, rather than by September 14, 2005.

James R. Rose	4	On April 6, 2005 we issued a stock option to Mr. Rose that permits him to purchase 600,000 shares of our Common Stock at a price of $0.80 per share. The option has a term of three years. The issuance of the option was reported on July 11, 2005.

	4	On July 6, 2005 we issued a stock option to Mr. Rose that permits him to purchase 85,714 shares of our Common Stock at a price of $0.01 per share. The option has a term of three years. The issuance of the option was reported on July 11, 2005, rather than by July 8, 2005.

IDENTIFICATION OF EXECUTIVE OFFICERS

Paul R. Arena, Chief Executive Officer and Principal Financial Officer

See discussion of business experience above.

James R. Rose, Chief Technology Officer

See discussion of business experience above.

SUMMARY COMPENSATION

The following table sets forth information as to the compensation paid or accrued to Mr. Paul R. Arena and to other executive officers for the three years ended December 31, 2005, December 31, 2004 and December 31, 2003:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/ SARs		All Other Compensation ($)
Paul R. Arena,	2005	$275,000	—	—
Director, Chief Executive	2004	$275,000	—	—
Officer and Principal	2003	$11,250	—	166,095	(1)
Financial Officer

Robb Barkley,	2005	$100,000	—	—
Vice President Business	2004	$65,000	—	100,000	(2)
Development & Strategy	2003	—	—	—

Richard Bell,	2005	$175,000	—	300,000	(3)
Former Chief Marketing	2004	—	—	—
Officer	2003	—	—	—

Douglas F. Bender,	2005	$130,000	—	—
Senior Vice President	2004	$130,000	—	—
and General Manager	2003	$85,000	—	166,095	(4)

Richard J. Boeglin,	2005	—	—	—
Former Chief Financial	2004	$107,511	—	—
Officer, Vice President	2003	$107,511	—	—
Finance and Operations

Derrick Brown,	2005	$105,000	—	100,000	(5)
Former Vice President	2004	—	—	—
Human Resources	2003	—	—	—

David Burns,	2005	$130,000	—	—
Former Chief Financial	2004	$80,333	—	250,000	(6)
Officer	2003	—	—	—

James R. Fultz,	2005	$216,000	—	600,000	(7)
Former Chief Operating	2004	—	—	—
Officer and President	2003	—	—	—

Susan E. Hassel,	2005	—	—	—
Former Vice President Sales	2004	—	—	—
	2003	$146,376	—	—

Jerome A. Lumpkin,	2005	$135,000	—	—
Former Vice President of	2004	$135,000	—	—
North American Sales	2003	$80,000	—	830,474	(8)

Terry Palmeter	2005	—	—	—
Former Vice President	2004	$110,000	—	—
Operations	2003	$110,000	—	199,314	(9)

James R. Rose,	2005	$150,000	—	853,714	(10)
Chief Technology Officer	2004	—	—	—
	2003	—	—	—

Roy Stubbs,	2005	$110,000	—	98,334	(11)
Vice President Operations	2004	—	—
	2003	—	—

John Szumowski,	2005	$100,000	—	66,667	(12)
Vice President Channel	2004	—	—	—
Sales	2003	—	—	—

John C. Wilson,	2005	$200,000	—	500,000	(13)
Former Chief Financial	2004	—	—	—
Officer	2003	—	—	—

Anthony F. Zalenski,	2005	—	—	—
Former Chief Operating	2004	$337,500	—	—
Officer and President	2003	$225,000	—	166,095	(14)

1.	(1) Mr. Arena received an option to purchase 166,095 shares of our Common Stock on June 23, 2003 which fully vested on the date of grant, These are non-qualified options outside of the present 2004 Incentive Stock Option Plan which Mr. Arena received in recognition of extraordinary services rendered to the Company in the preceding year.

(2) Mr. Barkley received an option to purchase 100,000 shares of our Common Stock on September 9, 2004. These shares are to vest in equal increments over thirty-six mon

1.	(3) Mr. Bell received an option to purchase 300,000 shares of our Common Stock on September 1, 2005. Of this amount, 60,000 shares vested on the date of grant and the remaining shares were to vest in equal increments over thirty-six months. This option expired on December 4, 2005. Mr. Bell was terminated effective November 3, 2005 as part of a cost reduction effort by the Company and the options expired without exercise.

1.	(4) Mr. Bender received an option to purchase 166,095 shares of our Common Stock on June 23, 2003 which fully vested on the date of grant, These are non-qualified options outside of the present 2004 Incentive Stock Option Plan which Mr. Bender received in recognition of extraordinary services rendered to the Company in the preceding y

1.	(5) Mr. Brown received received an option to purchase 100,000 shares of our Common Stock on September 1, 2005. Of this amount, 10,000 shares vested on the date of grant and the remaining shares were to vest in equal increments over thirty-six months. This option expired on December 5, 2005. Mr. Brown wes terminated effective November 4, 2005 as part of a cost reduction effort by the Company and the options expired without exercise.

(6) Mr. Burns received an option to purchase 250,000 shares of our Common Stock on March 9, 2004. Of this amount, 83,333 shares vested 90 days from the date of grant and the remaining shares were to vest in equal increments on June 9, 2005 and June 9, 2006. These are non-qualified options outside of the present 2004 Incentive Stock Option Plan.

(7) Mr. Fultz received an option to purchase 600,000 shares of our Common Stock on May 2, 2005. Of this amount, 100,000 shares were to vest on each of May 2, 2006, May 2, 2007 and May 2, 2008. The remaining shares were to vest upon our achievement of certain milestones. On May 6, 2005, Mr. Fultz received an option to purchase 200,000 shares of our Common Stock, which vested on the date of grant. Mr. Fultz resigned his position effective October 31, 2005 and the options expired without exercise.

(8) Mr. Lumpkin received an option to purchase 863.694 shares of our Common Stock on November 21, 2003. These shares were to vest in in equal increments over thirty-six months. Mr. Lumpkin wes terminated effective September 5, 2005 as part of a cost reduction effort by the Company. It was determined that 197,936 shares were not vested leaving a total of 665,758 shares. These are non-qualified options outside of the present 2004 Incentive Stock Option Plan.

(9) Mr. Palmeter received an option to purchase 199,314 shares of our Common Stock on November March 31,2003. These shares were to vest in equal increments over thirty-six months. Mr. Palmeter wes terminated in August 2004. It was determined that 132,876 shares were not vested leaving a total of 66,438 shares. These are non-qualified options outside of the present 2004 Incentive Stock Option Plan.

(10) Mr. Rose received an option to purchase 600,000 shares of our Common Stock on April 6, 2005. Of this amount, 100,000 shares vested on the date of grant, 125,000 shares will vest on April 6, 2006, 125,000 shares will vest on April 6, 2007 and 250,000 shares will vest upon our achievement of certain sales milestones. On July 6, 2005 Mr. Rose received an option to purchase 85,714 shares of our Common Stock and on July 7, 2005. Mr. Rose received an option to purchase 168,000 shares of our Common Stock in lieu of compensation owed for previous consulting fees. These options vested and were exercisable on the dates they were granted.

(11) Mr. Stubbs received an option to purchase 80,000 shares of our Common Stock on January 3, 2005. Of this amount, 20,000 shares vested on the date of grant and the remaining shares are to vest in in equal increments over thirty-six months.

(12) Mr. Szumowski received an option to purchase 50,000 shares of our Common Stock on February 3, 2005. These shares are to vest in in equal increments over tweny-four months.

(13) Mr. Wilson received an option to purchase 500,000 shares of our Common Stock on September 1, 2005. Of this amount, 125,000 shares vested on the date of grant and the remaining shares were to vest in equal increments on September 1, 2006, September 1, 2007 and September 1, 2008. Mr. Wilson received a second option to purchase 100,000 shares of our Common Stock on September 1, 2005. This option expired on November 30, 2005. Mr. Wilson resigned his position effective October 26, 2005 and the options expired without exercise.

(14) Mr. Zalenski received an option to purchase 166,095 shares of our Common Stock on June 23, 2003 which fully vested on the date of grant, These are non-qualified options outside of the present 2004 Incentive Stock Option Plan which Mr. Zalenski received in recognition of extraordinary services rendered to the Company in the preceding year.

We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Employment Agreements

The following is a summary of the Employment Agreement we entered into on March 4, 2005 with James R. Rose, our Chief Technology Officer. This summary is qualified in its entirety by the full text of the agreement.

The term of the Employment Agreement commenced on March 4, 2005 and will end 24 months thereafter. We may elect to extend the agreement for any number of 12 month periods. The agreement requires us to pay Mr. Rose an annual salary of $150,000 until we generate positive cash flow, at which time his annual salary will be $180,000. As an inducement to enter into the agreement, we issued three options to Mr. Rose from the 2004 Stock Incentive Plan. An option to purchase 100,000 shares of our Common Stock vested immediately, an option to purchase 250,000 shares of our Common Stock vests in equal increments over a period of 24 months, and an option to purchase 250,000 shares of our Common Stock will vest upon the achievement of certain milestones. The exercise price is $0.80 per share and each option has a term of three years. If Mr. Rose’s employment is terminated as a result of a change of control, as defined in the agreement, 75% of the unvested options will vest and Mr. Rose will be entitled to receive an additional number of options which number shall equal 30% of his total options.

Upon 30 days notice to Mr. Rose, we may terminate his employment without just cause. If we exercise our right to do this, Mr. Rose will be entitled to receive the compensation and benefits we agreed to pay as though Mr. Rose had been terminated at the end of the term. If we relocate our offices from the Atlanta, Georgia area, and Mr. Rose’s employment is terminated for that reason, we have agreed to pay him a severance payment of six months salary if the relocation occurs during the first 12 month period of the agreement, and three months salary if the relocation occurs during the second 12 month period of the agreement. We may terminate Mr. Rose’s employment immediately if such termination is for just cause, as defined in the agreement. Upon such termination, Mr. Rose will be paid salary and benefits accrued through the date of termination. Mr. Rose’s employment will also be terminated immediately as a result of his death or disability. Upon such termination, aside from any insurance benefits that may be due to Mr. Rose, he will be paid salary and benefits accrued through the date of termination.

Stock Option Grants and Exercises

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of our executive officers and our directors and the fiscal year-end value of unexercised options on an aggregated basis:

Option/SAR Grants for Last

Fiscal Year-Individual Grants(1)

Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year		Exercise Price ($/sh)		Expiration Date
James R. Fultz (former executive officer and director)	600,000 200,000	(1) (1)	10.8 3.6	% %	$ $	0.60 0.50	05/02/2010 05/06/2010

John C. Wilson (former executive officer)	500,000 100,000	(1) (1)	9.0 1.8	% %	$ $	0.40 0.50	09/01/2012 11/30/2005

Louis Lubin (former director)	100,000 75,000	(2) (2)	1.8 1.3	% %	$ $	0.75 0.80	12/31/2009 09/12/2008

Gregory P. McGraw (former director)	100,000	(2)	1.8%			$0.40	09/08/2010

James R. Rose	600,000 85,714 168,000		10.8 1.5 3.0	% % %	$ $ $	0.80 0.01 0.50	04/06/2008 07/06/2008 07/07/2008

Audrey L. Braswell	75,000		1.3%			$0.80	09/12/2008

Bernard R. Kossar (former director)	100,000	(2)	1.8%			$0.80	09/12/2008

Hubert G. Phipps (former director)	75,000	(2)	1.3%			$0.80	09/12/2008

Robert F. Hussey (former director)	75,000 65,000	(2) (3)	1.3 1.1	% %	$ $	0.80 0.60	03/15/2008 07/11/2007

(1)	Mr. Fultz and Mr. Wilson resigned their positions during the 2005 fiscal year. In accordance with the terms of the 2004 Stock Incentive Plan, the options granted to them have expired.

(2)	Messrs. Lubin, McGraw, Kossar, Phipps and Hussey resigned their positions during the 2005 fiscal year. These were non-qualified director options that vested one year after the date of grant, assuming the individuals continued to render services as directors. All of these options have expired.

(3)	Mr. Hussey resigned his position during the 2005 fiscal year. These were non-qualified director options that vested one year from the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year

And FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)		Number of Unexercised Options/SARs at FY-End (#) Unexercisable/ Exercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2) Unexercisable/ Exercisable
Paul R. Arena	110,730		($11,239)	0/1,384,125	0/0

Audrey L. Braswell	332,190 332,190	$ $	59,296 16,111	0/75,000	0/0

Bernard R. Kossar (former director)	221,460		$39,531	0/100,000	0/0

Hubert G. Phipps (former director)	431,847		$77,085	0/75,000

1.	(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised. The closing price of the Common Stock on December 30, 2005 was $0.07.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2005 and November 2005, Dr. Audrey L. Braswell, a current director, and his holding company, Braswell Enterprises LP (“BELP”), agreed to provide short term loans to us in the amounts of $50,000 and $50,000 respectively. In connection with the loans, we issued to Dr. Braswell and BELP warrants to purchase 25,000 shares of our Common Stock in lieu of interest and 125,000 shares of our Common Stock plus 8% interest per annum on such loans. The warrants have an exercise price of $0.35 and $0.20 per share, respectively, are immediately exercisable and have a three year term.

On July 7, 2005, Paul R. Arena, the Chairman of our Board of Directors and Chief Executive Officer, loaned us $75,000 and we issued to Mr. Arena: (i) a promissory note in principal amount of $75,000 (the “Note”); and (ii) a three-year warrant to purchase 39,062 shares of Common Stock, exercisable in its entirety on the date of grant at an exercise price of $0.96 per share, subject to adjustment, which has been reset at $0.20. The Note accrues interest at a rate of 12% per annum, and all principal and accrued interest was originally scheduled to be paid no later than October 7, 2005. In consideration of extending the maturity date, an additional three-year warrant to purchase 10,000 shares of Common Stock, exercisable in its entirety on the date of grant at an exercise price of $0.20 per share, was issued to Mr. Arena. In connection with the issuance of the warrants, we entered into a Registration Rights Agreement with Mr. Arena pursuant to which we granted to him certain “piggy-back” registration rights with respect to the shares of Common Stock underlying the warrant.

In April 2005 and June 2005, Hubert G. Phipps, a former director, agreed to provide short term loans to us in the amounts of $250,000 and $50,000 respectively. In connection with the loans we issued to Mr. Phipps warrants to purchase 125,000 shares of our Common Stock plus 8% interest per annum and 26,042 shares of our Common Stock plus 12% interest per annum on such loans. The warrants are exercisable in their entirety on the date of grant and originally had an exercise price of $1.00 and $0.96, respectively. The warrant for 26,042 shares of Common Stock is subject to adjustment and the exercise price has been reset to $0.20 per share. In consideration of extending the maturity date of the loans, we issued a three year warrant to purchase

100,000 shares of Common Stock and a three year warrant to purchase 10,000 shares of Common Stock. Both warrants have an exercise price of $0.40 per share.

In January 2005, Dr. Audrey L. Braswell, a current director, and Mr. Hubert Phipps, a former director, agreed to provide short term loans to us in the amounts of $49,500 and $100,000 respectively. As of March 28, 2005, we repaid the loans. In connection with the loans, we issued to Dr. Braswell and Mr. Phipps warrants to purchase 20,000 shares and 65,000 shares of our Common Stock, respectively, in lieu of interest on such loans. The warrants have an exercise price of $0.96 per share and are exercisable immediately for a three-year period.

In February 2004, we issued the following shares of Common Stock to our directors as payment for board fees for 2003 and in recognition of the extraordinary service rendered by our directors to us during 2003: (i) 100,000 shares of Common Stock to Mr. Donald F. Scott, a former director and executive officer; (ii) 100,000 shares of Common Stock to Mr. James F. Biagi, Jr., a former director and officer; and (iii) 100,000 shares of Common Stock to Mr. Robert F. Hussey, a former director.

In February 2004, we also issued the following shares of Common Stock to certain executive officers in recognition of the extraordinary service rendered by such officers to us during 2003: (i) 25,000 shares of Common Stock to Mr. Richard J. Boeglin, the former Vice President of Finance and Operations and Chief Financial Officer; and (ii) 25,000 shares of Common Stock to Susan E. Hassel, the former Vice President of Sales.

In February 2004, we paid the following bonuses and issued the following shares of Common Stock to our directors as payment for board fees for January 2004 and in recognition of the extraordinary service to us rendered by such directors in 2004: (i) to Mr. Donald F. Scott, 150,135 shares of Common Stock and a $40,000 bonus; (ii) to Mr. James F. Biagi, Jr., 150,134 shares of Common Stock; and (iii) to Mr. Robert F. Hussey, 150,134 shares of Common Stock and a $70,000 bonus. The bonuses awarded to Mr. Scott and Mr. Hussey were applied against their outstanding indebtedness to us, in full satisfaction thereof.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on September 27, 2006.

Notice of intention to present a proposal at the 2007 Annual Meeting should be addressed to Corporate Secretary, i2 Telecom International, Inc., 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for next year’s Annual Meeting submitted after September 27, 2006 will not be considered filed on a timely basis. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a Proxy Statement.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those referred to in this Proxy Statement. If any matters which are not specifically set forth in the form of proxy and this Proxy Statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

INCORPORATION BY REFERENCE

We hereby incorporate by reference to this Proxy Statement Item 6 and Item 7 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended, filed with the Securities and Exchange Commission on March 31, 2005, file number 000-27704.

Attachment 1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

i2 TELECOM INTERNATIONAL, INC.

Pursuant to the provisions of RCW 23B 10.060 of the Washington Business Corporation Act, i2 Telecom International, Inc., a Washington corporation, hereby adopts the following articles of amendment to its articles of incorporation:

FIRST, the name of the corporation is i2 Telecom International, Inc.

SECOND, the articles of incorporation are hereby amended as follows:

Paragraph 1 of Article III of the articles of incorporation is hereby deleted in its entirety and the following will appear in its place:

1.	1. The total number of shares which the corporation is authorized to issue is 250,000,000 of common stock having no par value and 5,000,000 shares of preferred stock having no par value.

THIRD, the amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH, the amendment was adopted by the Board of Directors on January 7, 2006.

FIFTH, the amendment was duly approved by the shareholders on                     , 2006 in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

Dated: , 2006	i2 Telecom International, Inc.

By:
Paul R. Arena, Chief Executive Officer

Attachment 2

AMENDMENT TO

CERTIFICATE OF DESIGNATIONS

OF

RIGHTS AND PREFERENCES

OF

PREFERRED STOCK SERIES D

Pursuant to Title 23B of the Washington Business Corporation Act, the undersigned corporation hereby executes the following Amendment to Certificate of Designations of Rights and Preferences of Preferred Stock Series D (the “Amendment”):

First: The name of the Corporation is i2 Telecom International, Inc., a Washington corporation.

Second: Section 2(a)(xxx) of the Certificate of Designations of Rights and Preferences of Preferred Stock Series D (the “Certificate of Designations”) is hereby deleted in its entirety and the following shall appear in its place:

(a)(xxx) “Standard Conversion Price” means, with respect to the Preferred Shares, as of any Conversion Date or other date of determination, $0.20, subject to adjustment as provided herein.

Third: Section 2(b) of the Certificate of Designations is hereby deleted in its entirety and the following shall appear in its place:

(b) Holder’s Conversion Right; Mandatory Redemption or Conversion. Subject to the provisions of Section 5 and Section 12, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If the Weighted Average Price of the Common Stock is equal to or exceeds $0.40 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events) for any period of twenty (20) consecutive trading days, then any Preferred Shares outstanding upon the expiration of such twenty (20) trading day period shall be automatically converted into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate. If any Preferred Shares remain outstanding on the Maturity Date, then, pursuant and subject to Section 2(d)(vii), all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d)(vii) or redeemed by the Company in accordance with Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

Fourth: Section 2(f) of the Certificate of Designations is hereby deleted in its entirety and the following shall appear in its place:

(f) [Intentionally omitted.]

Fifth: The Amendment was adopted by the Corporation’s Board of Directors on December 9, 2005 and approved by its stockholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 on February     , 2006.

IN WITNESS WHEREOF, said Corporation has caused this Amendment to be signed by a duly authorized officer this              day of              2006.

i2 TELECOM INTERNATIONAL, INC.

By:
Paul R. Arena
Chief Executive Officer

Attachment 3

AMENDMENT TO

CERTIFICATE OF DESIGNATIONS

OF

RIGHTS AND PREFERENCES

OF

PREFERRED STOCK SERIES E

Pursuant to Title 23B of the Washington Business Corporation Act, the undersigned corporation hereby executes the following Amendment to Certificate of Designations of Rights and Preferences of Preferred Stock Series E (the “Amendment”):

First: The name of the Corporation is i2 Telecom International, Inc., a Washington corporation.

Second: Section 2(j) of the Certificate of Designations of Rights and Preferences of Preferred Stock Series E (the “Certificate of Designations”) is hereby deleted in its entirety and the following shall appear in its place:

(j) “Conversion Price” means, with respect to the Preferred Shares, as of any Conversion Date or other date of determination, $0.20, subject to adjustment as provided herein.

Third: Section 3(a) of the Certificate of Designations is hereby deleted in its entirety and the following shall appear in its place:

(a) Holder’s Conversion Right; Mandatory Redemption or Conversion. Subject to the provisions of Section 12, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below). If the Weighted Average Price of the Common Stock is equal to or exceeds $0.40 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events) for any period of twenty (20) consecutive trading days, then any Preferred Shares outstanding upon the expiration of such twenty (20) trading day period shall be automatically converted into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.”

Fourth: Section 3(e)(i) of the Certificate of Designations is hereby deleted in its entirety and the following shall appear in its place:

(e)(i) [Intentionally omitted.]

Fifth: The Amendment was adopted by the Corporation’s Board of Directors on December 9, 2005 and approved by its stockholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040 on February     , 2006.

IN WITNESS WHEREOF, said Corporation has caused this Amendment to be signed by a duly authorized officer this      day of                      2006.

i2 TELECOM INTERNATIONAL, INC.

By:
Paul R. Arena
Chief Executive Officer

PROXY

i2 TELECOM INTERNATIONAL, INC.

This proxy is solicited on behalf of the Board of Directors

for the Annual Meeting on February     , 2006

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the four proposals set forth in the proxy statement.

The stockholder(s) represented herein appoint(s) Paul Arena and/or James Rose proxy with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of i2 Telecom International, Inc. to be held at the Company’s offices located at 1200 Abernathy Road, Suite 1800, Atlanta, Georgia 30328, on February     , 2006 at 10:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

HOLDERS OF COMMON STOCK MAY VOTE ON PROPOSALS 1 THROUGH 4 ONLY

PROPOSAL #1-ELECTION OF DIRECTORS

Paul Arena	FOR ☐	AGAINST ☐	ABSTAIN ☐

James Rose	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dr. Audrey L. Braswell	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #2-RATIFICATION OF FREEDMAN & GOLDBERG CERTIFIED PUBLIC ACCOUNTS, P.C. AS OUR INDEPENDENT AUDITOR FOR 2006

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #3-APPROVAL OF ADOPTION OF THE AUTHORIZED SHARES AMENDMENT

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #4-APPROVAL OF INCREASE IN COMMON STOCK INCLUDED IN THE 2004 INCENTIVE STOCK PLAN

FOR ☐	AGAINST ☐	ABSTAIN ☐

HOLDERS OF SERIES D PREFERRED STOCK MAY VOTE ON PROPOSAL #5 ONLY

PROPOSAL #5-APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES OF PREFERRED STOCK SERIES D

FOR ☐	AGAINST ☐	ABSTAIN ☐

HOLDERS OF SERIES E PREFERRED STOCK MAY VOTE ON PROPOSAL #6 ONLY

PROPOSAL #6-APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES OF PREFERRED STOCK SERIES E

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible.

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

Signature                                                 Date

Signature                                                 Date